Exhibit 99.1
For More Information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
For Immediate Release
Brady reports F’09 third-quarter sales and earnings
MILWAUKEE (May 20, 2009)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, today announced third quarter sales and earnings for its fiscal quarter ended April 30, 2009.
          Sales for the quarter were $276.7 million compared to sales of $381.9 million in the fiscal 2008 third quarter, down 27.5 percent. Organic sales were down 19.9 percent compared to the prior year, and currency exchange had a negative impact of 7.7 percent on sales results in the quarter. Regionally, organic sales declined 22.2 percent in the Americas, 22.8 percent in Europe and 10.8 percent in Asia/Pacific.
          Net income for the quarter was $18.0 million compared to $34.4 million in the same quarter last year, down 47.7 percent. Earnings per diluted Class A Common Share were $0.34 compared to $0.63 in the prior year. 2009 results include after-tax restructuring charges of $1.6 million or $0.03 per share in the quarter.
          Sales for the nine months ended April 30, 2009 were $921.5 million compared to $1.126 billion in the same period last year, down 18.2 percent. Net income for the nine-month period was $50.9 million compared to $97.4 million in the prior year, down 47.7 percent. Nine-month earnings per share were $0.96 compared to $1.77 per share in the period last year. Results include after-tax restructuring charges of $16.8 million or $0.32 per share year-to-date.
          “Business in the quarter continued to be weak across all geographies and all product lines. Our business seems to be stabilizing for now, however global economic conditions remain uncertain and our visibility is limited,” said Brady President and Chief Executive Officer Frank M. Jaehnert. “We continue to take actions to reduce cost while investing in key initiatives that will drive growth when the economy improves.”
          “Brady continues to maneuver through this challenging economy by aggressively managing costs and improving on our already strong financial position. Cash flow from operations was $55 million in the quarter and we increased our cash position to $233 million. This cash, along with our untapped bank revolver, allows us to maintain flexibility for future opportunities,” said Brady Chief Financial Officer Thomas J. Felmer. “Based on current economic conditions and currency exchange rates, our guidance remains unchanged at net income of between $65 and $75 million, including after-tax restructuring charges of approximately $20 million; and earnings per diluted share guidance of between $1.23 and $1.42. Excluding restructuring charges, we expect net income of between $85 and $95 million and earnings per diluted share of between $1.61 and $1.80.”
          A Web cast of a conference call regarding the company’s fiscal 2009 third quarter results will be available at www.investor.bradycorp.com beginning at 7:00 a.m. Central Time today.

          Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs about 7,000 people at operations in the Americas, Europe and Asia/Pacific.
          More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this Form 10-Q are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this Form 10-Q, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this Form 10-Q, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to maintain its debt covenants; unforeseen tax consequences; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2008. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended April 30,			Nine Months Ended April 30,
			Percentage			Percentage
	2009	2008	Change	2009	2008	Change
Net sales	$276,733	$381,909	-27.5%	$921,499	$1,126,167	-18.2%
Cost of products sold	142,560	192,333	-25.9%	480,038	573,901	-16.4%

Gross margin	134,173	189,576	-29.2%	441,461	552,266	-20.1%

Operating expenses:
Research and development	7,766	10,274	-24.4%	25,325	29,323	-13.6%
Selling, general and administrative	94,906	126,720	-25.1%	302,776	369,579	-18.1%
Restructuring charge	2,229	—	—	23,276	—	—

Total operating expenses	104,901	136,994	-23.4%	351,377	398,902	-11.9%

Operating income	29,272	52,582	-44.3%	90,084	153,364	-41.3%

Other income and (expense):
Investment and other income	989	920	7.5%	1,143	3,307	-65.4%
Interest expense	(6,307)	(6,962)	-9.4%	(18,982)	(20,429)	-7.1%

Income before income taxes	23,954	46,540	-48.5%	72,245	136,242	-47.0%

Income taxes	5,994	12,187	-50.8%	21,325	38,829	-45.1%

Net income	$17,960	$34,353	-47.7%	$50,920	$97,413	-47.7%

Per Class A Nonvoting Common Share:
Basic net income	$0.34	$0.64	-46.9%	$0.97	$1.79	-45.8%
Diluted net income	$0.34	$0.63	-46.0%	$0.96	$1.77	-45.8%
Dividends	$0.17	$0.15	13.3%	$0.51	$0.45	13.3%

Per Class B Voting Common Share:
Basic net income	$0.34	$0.64	-46.9%	$0.95	$1.78	-46.6%
Diluted net income	$0.34	$0.63	-46.0%	$0.95	$1.76	-46.0%
Dividends	$0.17	$0.15	13.3%	$0.49	$0.43	14.0%

Weighted average common shares outstanding (in Thousands):
Basic	52,286	54,021		52,642	54,294
Diluted	52,594	54,627		52,961	54,992

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	April 30, 2009	July 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$232,901	$258,355
Accounts receivable, less allowance for losses ($8,138 and $10,059, respectively)	183,287	262,461
Inventories:
Finished products	58,417	75,665
Work-in-process	15,569	21,187
Raw materials and supplies	32,201	37,767

Total inventories	106,187	134,619
Prepaid expenses and other current assets	42,167	43,650

Total current assets	564,542	699,085
Other assets:
Goodwill	726,944	789,107
Other intangible assets, net	116,275	144,791
Deferred income taxes	26,145	25,943
Other	16,555	21,381

Total other assets	885,919	981,222

Property, plant and equipment:
Cost:
Land	6,215	6,490
Buildings and improvements	93,584	98,646
Machinery and equipment	274,091	282,232
Construction in progress	7,301	6,040

	381,191	393,408
Less accumulated depreciation	232,035	223,202

Net property, plant and equipment	149,156	170,206

Total	$1,599,617	$1,850,513

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$79,129	$118,209
Wages and amounts withheld from employees	40,722	82,354
Taxes, other than income taxes	6,190	10,234
Accrued income taxes	2,533	21,523
Other current liabilities	43,413	54,810
Current maturities on long-term debt	50,000	21,431

Total current liabilities	221,987	308,561

Long-term obligations, less current maturities	428,572	457,143

Other liabilities	57,359	63,001

Total liabilities	707,918	828,705

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,747,494 and 50,005,296 shares, respectively	513	513

Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	298,172	292,769
Earnings retained in the business	663,069	639,059
Treasury stock — 2,303,993 and 1,046,191 shares, respectively of Class A nonvoting common stock, at cost	(70,841)	(33,234)
Accumulated other comprehensive income	5,480	128,161
Other	(4,729)	(5,495)

Total stockholders’ investment	891,699	1,021,808

Total	$1,599,617	$1,850,513

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Nine Months Ended
	April 30,
	2009	2008
Operating activities:
Net income	$50,920	$97,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,672	45,682
Non-cash portion of restructuring charges	2,229	—
Non-cash portion of stock-based compensation expense	6,281	7,797
Other	1,495	(234)
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	52,276	4,014
Inventories	16,793	15,012
Prepaid expenses and other assets	(3,593)	(6,193)
Accounts payable and accrued liabilities	(73,381)	(6,175)
Income taxes	(17,571)	(6,358)
Other liabilities	908	1,157

Net cash provided by operating activities	77,029	152,115

Investing activities:
Acquisition of businesses, net of cash acquired	—	(28,871)
Purchase price adjustment	3,514	—
Payments of contingent consideration	(1,405)	(5,798)
Purchases of short-term investments	—	(10,350)
Sales of short-term investments	—	29,550
Purchases of property, plant and equipment	(16,035)	(19,029)
Other	2,893	1,808

Net cash used in investing activities	(11,033)	(32,690)

Financing activities:
Payment of dividends	(26,910)	(24,341)
Proceeds from issuance of common stock	1,321	9,517
Principal payments on debt	(3)	(14)
Purchase of treasury stock	(40,267)	(28,531)
Income tax benefit from the exercise of stock options and deferred compensation distribution	860	4,620

Net cash used in financing activities	(64,999)	(38,749)
Effect of exchange rate changes on cash	(26,451)	3,837

Net (decrease) increase in cash and cash equivalents	(25,454)	84,513
Cash and cash equivalents, beginning of period	258,355	142,846

Cash and cash equivalents, end of period	232,901	227,359

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$21,899	$22,450
Income taxes, net of refunds	32,995	39,505
Acquisitions:
Fair value of assets acquired, net of cash	$—	$18,547
Liabilities assumed	—	(6,566)
Goodwill	—	16,890

Net cash paid for acquisitions	$—	$28,871

Information by regional segment for the three and nine months ended April 30, 2009 and 2008 is as follows:

					Corporate and
(in thousands)	Americas	Europe	Asia-Pacific	Subtotals	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
April 30, 2009	$125,688	$85,172	$65,873	$276,733	—	$276,733
April 30, 2008	$166,407	$133,422	$82,080	$381,909	—	$381,909

Nine months ended:
April 30, 2009	$409,573	$280,589	$231,337	$921,499	—	$921,499
April 30, 2008	$497,803	$364,951	$263,413	$1,126,167	—	$1,126,167

SALES GROWTH INFORMATION
Three months ended April 30, 2009:
Base	-22.2%	-22.8%	-10.8%	-19.9%	—	-19.9%
Currency	-2.4%	-13.4%	-8.9%	-7.7%	—	-7.7%
Acquisitions	0.1%	0.0%	0.0%	0.1%	—	0.1%
Total	-24.5%	-36.2%	-19.7%	-27.5%	—	-27.5%

Nine months ended April 30, 2009:
Base	-16.4%	-15.6%	-8.7%	-14.3%	—	-14.3%
Currency	-1.7%	-9.4%	-3.5%	-4.7%	—	-4.7%
Acquisitions	0.4%	1.9%	0.0%	0.8%	—	0.8%
Total	-17.7%	-23.1%	-12.2%	-18.2%	—	-18.2%

SEGMENT PROFIT
Three months ended:
April 30, 2009	$28,540	$23,773	$6,979	$59,292	$(1,717)	$57,575
April 30, 2008	$40,169	$36,245	$11,055	$87,469	$(1,816)	$85,653
Percentage (decrease)	-29.0%	-34.4%	-36.9%	-32.2%	-5.5%	-32.8%

Nine months ended:
April 30, 2009	$86,104	$77,857	$33,502	$197,463	$(6,631)	$190,832
April 30, 2008	$116,312	$97,212	$43,105	$256,629	$(6,400)	$250,229
Percentage (decrease) increase	-26.0%	-19.9%	-22.3%	-23.1%	3.6%	-23.7%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Nine months ended:
	April 30,	April 30,	April 30,	April 30,
	2009	2008	2009	2008
Total profit for reportable segments	$59,292	$87,469	$197,463	$256,629
Corporate and eliminations	(1,717)	(1,816)	$(6,631)	(6,400)
Unallocated amounts:
Administrative costs	(26,074)	(33,071)	(77,472)	(96,865)
Restructuring costs	(2,229)	—	(23,276)	—
Investment and other income	989	920	1,143	3,307
Interest expense	(6,307)	(6,962)	(18,982)	(20,429)

Income before income taxes	23,954	46,540	72,245	136,242
Income taxes	(5,994)	(12,187)	(21,325)	(38,829)

Net income	$17,960	$34,353	$50,920	$97,413

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2008
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$36,370	$26,690	$34,353		$97,413
Interest expense	6,720	6,747	6,962		20,429
Income taxes	15,366	11,276	12,187		38,829
Depreciation and amortization	14,168	15,501	16,013		45,682

EBITDA (non-GAAP measure)	$72,624	$60,214	$69,515	$—	$202,353

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income (loss)	$37,110	$(4,150)	$17,960		$50,920
Interest expense	6,361	6,314	6,307		18,982
Income taxes	14,575	756	5,994		21,325
Depreciation and amortization	13,712	13,481	13,479		40,672

EBITDA (non-GAAP measure)	$71,758	$16,401	$43,740	$—	$131,899

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.